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                                                                    EXHIBIT 99.7

                            CONSENT OF PERSON NAMED
                         AS ABOUT TO BECOME A DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, David M. Beirne, hereby consent to be named as a person about to become a director of India-Sierra Holdings, Inc. (to be renamed Scient, Inc.) in Amendment No. 1 to the Registration Statement on Form S-4 of India-Sierra Holdings, Inc., dated October 3, 2001, and any amendments thereto.

                                             /s/ David M. Beirne
                                             ----------------------------------
                                             David M. Beirne

Dated: October 3, 2001